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                                                                    EXHIBIT 11.1

            DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARIES
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997;
                THE TEN MONTH PERIOD ENDED DECEMBER 31, 1996, AND
                   THE PERIOD FROM INCEPTION TO MARCH 2, 1996

STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE

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

                NET INCOME PER SHARE WAS                                      Twelve Months Ended   Ten Months Ended   Inception to
                 CALCULATED AS FOLLOWS:                                         December 31, 1997   December 31, 1996  March 2, 1996
                 ----------------------                                         -----------------   -----------------  -------------

     Basic:

                        Weighted average common shares outstanding .........         4,341,498          2,893,298         1,035,778
                                                                                     =========          =========         =========
     Diluted:

                        Weighted average common shares outstanding .........         4,431,498           2,893,298         1,035,778


                        Incremental shares under stock options computed
                          under the treasury stock method using the
                          market price of the issuer's common stock at
                          the end of the period if higher than the
                          average market price .............................                --            125,915                --


                        Weighted average common and common
                          equivalent shares outstanding ....................         4,341,498          3,019,213         1,035,778
                                                                                     =========          =========         =========

                        Loss amounts
                          Loss before extraordinary item ...................       $(1,810,580)       $   137,151       $(1,625,213)
                          Extraordinary loss on early extinguishment of debt       $  (234,149)       $                 $
                                                                                   -----------        -----------       -----------
                          Net loss .........................................       $(2,044,729)       $   137,151       $(1,625,213)
                                                                                   ===========        ===========       ===========

                        Loss per share of common stock:

                        Basic:
                          Loss before extraordinary item ...................       $     (0.42)       $      0.05       $     (1.57)
                          Extraordinary loss on early extinguishment of debt       $     (0.05)       $        --       $        --
                                                                                   -----------        -----------       -----------
                          Net loss .........................................       $     (0.47)       $      0.05       $     (1.57)
                                                                                   ===========        ===========       ===========

                        Diluted:
                          Loss before extraordinary item ...................       $     (0.42)       $      0.05       $     (1.57)
                          Extraordinary loss on early extinguishment of debt       $     (0.05)       $        --       $        --
                                                                                   -----------        -----------       -----------
                          Net loss .........................................       $     (0.47)       $      0.05       $     (1.57)
                                                                                   ===========        ===========       ===========

                        Shares used in the per share calculation:

                          Basic ............................................         4,341,498          2,893,298         1,035,778
                          Diluted ..........................................         4,341,498          3,019,213         1,035,778
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